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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


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                                    FORM 8-K

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               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT:   FEBRUARY 2, 2000
             (DATE OF EARLIEST EVENT REPORTED:   JANUARY 26, 2000)


                        GROUP MAINTENANCE AMERICA CORP.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


     TEXAS                    1-13565            76-0535259
(STATE OR OTHER             (COMMISSION       (I.R.S. EMPLOYER
  JURISDICTION              FILE NUMBER)      IDENTIFICATION NO.)
OF INCORPORATION)





8 GREENWAY PLAZA, SUITE 1500
      HOUSTON, TEXAS                               77046
(ADDRESS OF PRINCIPAL EXECUTIVE                  (ZIP CODE)
         OFFICES)




      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 860-0100
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ITEM 5.    OTHER EVENTS.

     Group Maintenance America Corp., a Texas corporation (the "Company"), announced on January 26, 2000 that it had adjusted the previously announced consent payment pursuant to its outstanding tender offer and consent solicitation for all of its outstanding 9 3/4% Senior Subordinated Notes due 2009 (the "Notes"). The Company increased the consent payment to an amount in cash equal to $30 for each $1,000 principal amount of the Notes for which consents were validly delivered and not validly revoked to certain proposed amendments to the indenture pursuant to which the Notes were issued.

     On February 1, 2000, the Company announced that it had received tenders and consents from holders representing a majority of the $130 million outstanding principal amount of the Notes. The Company hereby incorporates by reference into this Item 5 each of the press releases, attached hereto as Exhibits 99(a) and 99(b), respectively.

ITEM 7.    FINANCIAL STATEMENTS AND EXHIBITS.

(c)  Exhibits.

          99(a)     Press release issued January 26, 2000.

          99(b)     Press release issued February 1, 2000.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              GROUP MAINTENANCE AMERICA CORP.



                              By:   /s/Randolph W. Bryant
                                    -----------------------------------
                                    Randolph W. Bryant
                                    Senior Vice President,
                                    General Counsel and Secretary


Date: February 2, 2000

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                                 EXHIBIT INDEX

EXHIBIT
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99(a)     Press release issued January 26, 2000.

99(b)     Press release issued February 1, 2000.

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